Exhibit 99.1

Delphi Reports Third Quarter 2017 Financial Results;
Raises Fourth Quarter and Full Year 2017 Outlook

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global technology company serving the automotive sector, today reported third quarter 2017 U.S. GAAP earnings from continuing operations of $1.48 per diluted share. Excluding special items, third quarter earnings from continuing operations totaled $1.66 per diluted share.

Third Quarter Highlights Include:

•	Revenue of $4.3 billion, up 4.4% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $395 million, diluted earnings per share from continuing operations of $1.48

◦	Excluding special items, earnings from continuing operations of $1.66 per diluted share, up 11%

•	U.S. GAAP Operating Income margin of 11.8%

◦	Adjusted Operating Income margin of 13.1%; Adjusted Operating Income of $566 million, up 6%

•	Share repurchases and dividends of $172 million

Year-to-Date Highlights Include:

•	Revenue of $12.9 billion, up 6.0% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $1,099 million, diluted earnings per share from continuing operations of $4.10

◦	Adjusted earnings from continuing operations of $4.95 per diluted share, up 11%

•	U.S. GAAP Operating Income margin of 11.1%.

◦	Adjusted Operating Income margin of 13.1%; Adjusted Operating Income of $1,690 million, up 4%

•	Share repurchases and dividends of $616 million

•	Raising outlook for sales, operating income and earnings per share

•	Spin-off of Powertrain Systems segment continues to progress

◦	Successfully completed Spin-off capital structure

◦	Remaining company will be renamed Aptiv PLC following spin-off; Powertrain Spin-off will retain Delphi brand name as Delphi Technologies PLC

"Delphi delivered record third quarter financial performance, resulting from our strategy for disciplined growth and operational excellence while also continuing to invest for the future," said Kevin Clark, president and chief executive officer. "Our quarterly results were driven by double-digit growth in our fastest growing product lines, including active safety, infotainment, vehicle electrification and advanced gas solutions. The spin-off of Delphi Technologies PLC into a new public company is continuing to progress as planned, and our new business wins in the quarter reinforce strong growth outlooks for both companies. Additionally, as a result of our performance year-to-date, we are once again raising our full year 2017 outlook."

Third Quarter 2017 Results
The Company reported third quarter 2017 revenue of $4.3 billion, an increase of 6% from the prior year period. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Mechatronics business, revenue increased by 4.4% in the third quarter. This reflects growth of 6% in Europe, 19% in Asia and 25% in South America, partially offset by a decline of 8% in North America.
The Company reported third quarter 2017 U.S. GAAP net income from continuing operations of $395 million and earnings from continuing operations of $1.48 per diluted share, compared to $293 million and $1.07 per diluted share in the prior year period. Third quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $443 million, or $1.66 per diluted share, which includes the favorable impacts of a reduced share count and a lower tax rate compared to the prior period. Adjusted Net Income in the prior year period was $409 million, or $1.50 per diluted share.
Third quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $566 million, compared to $534 million in the prior year period, resulting from the continued above-market growth of our businesses in Europe and Asia Pacific. Third quarter Adjusted Operating margin was 13.1%, consistent with the prior year period, reflecting sales growth and the beneficial impacts of cost reduction initiatives, offset by investments for growth and a 30 basis point reduction as a result of the Mechatronics divestiture. Depreciation and amortization expense totaled $183 million, an increase from $174 million in the prior year period.
Interest expense for the third quarter totaled $36 million, as compared to $41 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the third quarter of 2016.
Tax expense in the third quarter of 2017 was $60 million, resulting in an effective tax rate of approximately 13%, compared to $57 million, or an effective rate of 16%, in the prior year period. The decrease in the effective tax rate reflects the geographic mix of pretax earnings and the impact of discrete items.
The Company generated net cash flow from operating activities of $151 million in the third quarter, compared to $415 million in the prior year period. The decrease was attributable to the $310 million payment made to settle the Unsecured Creditors litigation in the third quarter of 2017.

Year-to-Date 2017 Results
For the nine months ended September 30, 2017, the Company reported revenue of $12.9 billion, an increase of 5% from the prior year period. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Mechatronics business, revenue increased by 6.0% during the period. This reflects growth of 6% in Europe, 15% in Asia, 19% in South America and consistent performance in North America.
For the 2017 year-to-date period, the Company reported U.S. GAAP net income from continuing operations of $1,099 million and earnings from continuing operations of $4.10 per diluted share, compared to $871 million and $3.18 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $1,328 million, or $4.95 per diluted share, which includes the favorable impacts of a reduced share count and a lower tax rate compared to the prior period. Adjusted Net Income in the prior year period was $1,221 million, or $4.45 per diluted share.
The Company reported Adjusted Operating Income of $1,690 million for the nine months ended September 30, 2017, compared to $1,626 million in the prior year period, resulting from the continued above-market growth of our business. Adjusted Operating margin was 13.1% for the nine months ended September 30, 2017, compared to 13.2% in the prior year period, reflecting the 30 basis point impact of the Mechatronics divestiture, continued investments for growth and warranty charges, offset by sales growth and the beneficial impacts of cost reduction initiatives, including our continuing rotation to best cost manufacturing locations in Europe. Depreciation and amortization expense totaled $539 million, an increase from $526 million in the prior year period.
Interest expense for the nine months ended September 30, 2017 totaled $105 million, as compared to $123 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the third quarter of 2016.
Tax expense for the nine months ended September 30, 2017 was $183 million, resulting in an effective tax rate of approximately 14%, compared to $216 million, or an effective rate of 20%, in the prior year period. The decrease in the effective tax rate reflects the geographic mix of pretax earnings, the absence of certain restructuring charges recorded in the prior period for which no tax benefit was recognized and the impact of discrete items.
The Company generated net cash flow from operating activities of $1,040 million in the nine months ended September 30, 2017, compared to $1,258 million in the prior year period, reflecting the $310 million payment made in 2017 to settle the Unsecured Creditors litigation as described above. As of September 30, 2017, the Company had cash and cash equivalents of $0.6 billion and total debt of $4.9 billion, which includes the $800 million of Powertrain spin-off senior notes issued in September, as further described below.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During the third quarter of 2017, the Company repurchased 1.02 million shares for approximately $95 million under its existing authorized share repurchase program, leaving approximately $989 million available for future share repurchases. Year-to-date, the Company repurchased 4.67 million shares for approximately $383 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Full Year 2017 Outlook
The Company's full year 2017 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2017
Net sales	$17,350 - $17,450
Adjusted operating income	$2,300 - $2,330
Adjusted operating income margin	~13.3%
Adjusted net income per share	$6.70 - $6.80
Cash flow from operations	$1,850
Capital expenditures	$850
Adjusted effective tax rate	~14% - 15%

Acquisition of nuTonomy
Delphi further strengthened its position as a provider of autonomous mobility solutions by agreeing to acquire nuTonomy, Inc. ("nuTonomy"), a leading provider of autonomous driving software and technology. The combination of nuTonomy into Delphi's existing industry-leading autonomous driving operations will further accelerate the Company's commercialization of autonomous driving and Automated Mobility on-Demand solutions for automakers and new mobility customers worldwide. By combining efforts with nuTonomy in Boston, Singapore, and other pilot cities around the world, Delphi will have 60 autonomous cars on the road across three continents by year-end, with the goal to further accelerate global fleet expansion and technology development. The acquisition of nuTonomy is the latest in a series of investments that Delphi has made to expand its leadership position in the new mobility space, including the acquisition of autonomous driving software developer Ottomatika and data service companies Control-Tec and Movimento.

Spin-off of Powertrain Systems Segment into Delphi Technologies
The Company continued its progress toward the planned tax-free spin-off of its Powertrain Systems segment into a new, independent publicly traded company that will be named Delphi Technologies PLC, and remains on track to complete the transaction by March 2018. Certain details of the separation are included in the amended Form 10 registration statement filed with the Securities and Exchange Commission, and further information will be included in future amendments to the Form 10 registration statement. Following the separation, Delphi Technologies PLC intends to have its ordinary shares listed on the New York Stock Exchange under the ticker symbol "DLPH". As previously announced, in September 2017 the financing of the spin-off was completed, consisting of the offering of $800 million of 5.00% senior notes due 2025 and the execution of a senior secured credit agreement which will provide a $750 million five-year term loan and a $500 million revolving credit facility to Delphi Technologies PLC upon completion of the separation. The proceeds received from the notes offering were deposited into escrow for release to Delphi Technologies PLC upon the separation. There can be no assurance regarding the timing of the spin-off or its completion, and the transaction is subject to customary market, regulatory and other conditions.

Conference Call and Webcast
The Company will host a conference call to discuss the planned transaction and these results at 8:30 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 99496762. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, separation costs related to the planned spin-off of the Powertrain Systems segment, other acquisition and portfolio project costs, asset impairments and gains (losses) on business divestitures. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of Net sales.
Adjusted Net Income represents net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a high-technology company that integrates safer, greener and more connected solutions for the automotive and transportation sectors. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 46 countries. Visit delphi.com. Delphi Automotive will become two new, standalone companies by March 2018. Aptiv (NYSE: APTV) will comprise the Electronics & Safety and Electrical/Electronic Architecture segments, focused on accelerating the commercialization of new mobility solutions by providing the vehicle ‘brain’ and the ‘nervous system’ to global automotive and new mobility customers. Delphi Technologies (NYSE: DLPH), the powertrain segment, will leverage leading technologies and software to enable next-generation advanced vehicle propulsion systems for global customers, taking advantage of the industry move to electrification.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net sales	$4,333	$4,091	$12,943	$12,348
Operating expenses:
Cost of sales	3,450	3,253	10,314	9,861
Selling, general and administrative	317	278	906	833
Amortization	34	34	100	101
Restructuring	21	63	180	252
Total operating expenses	3,822	3,628	11,500	11,047
Operating income	511	463	1,443	1,301
Interest expense	(36)	(41)	(105)	(123)
Other expense, net	(9)	(69)	(29)	(73)
Income from continuing operations before income taxes and equity income	466	353	1,309	1,105
Income tax expense	(60)	(57)	(183)	(216)
Income from continuing operations before equity income	406	296	1,126	889
Equity income, net of tax	7	10	25	23
Income from continuing operations	413	306	1,151	912
Income from discontinued operations, net of tax	—	—	—	108
Net income	413	306	1,151	1,020
Net income attributable to noncontrolling interest	18	13	52	44
Net income attributable to Delphi	$395	$293	$1,099	$976

Amounts attributable to Delphi:
Income from continuing operations	$395	$293	$1,099	$871
Income from discontinued operations	—	—	—	105
Net income	$395	$293	$1,099	$976

Diluted net income per share:
Continuing operations	$1.48	$1.07	$4.10	$3.18
Discontinued operations	—	—	—	0.38
Diluted net income per share attributable to Delphi	$1.48	$1.07	$4.10	$3.56
Weighted average number of diluted shares outstanding	267.16	272.77	268.23	274.39

Cash dividends declared per share	$0.29	$0.29	$0.87	$0.87

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$557	$838
Cash in escrow related to Powertrain Spin-Off senior notes offering (Note 8)	796	—
Restricted cash	1	1
Accounts receivable, net	3,225	2,938
Inventories	1,642	1,232
Other current assets	489	410
Total current assets	6,710	5,419
Long-term assets:
Property, net	3,819	3,515
Investments in affiliates	130	101
Intangible assets, net	1,213	1,240
Goodwill	1,670	1,508
Other long-term assets	624	509
Total long-term assets	7,456	6,873
Total assets	$14,166	$12,292
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$15	$12
Accounts payable	2,745	2,563
Accrued liabilities	1,383	1,573
Total current liabilities	4,143	4,148
Long-term liabilities:
Long-term debt	4,884	3,959
Pension benefit obligations	1,004	955
Other long-term liabilities	521	467
Total long-term liabilities	6,409	5,381
Total liabilities	10,552	9,529
Commitments and contingencies
Total Delphi shareholders’ equity	3,203	2,401
Noncontrolling interest	411	362
Total shareholders’ equity	3,614	2,763
Total liabilities and shareholders’ equity	$14,166	$12,292

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(in millions)
Cash flows from operating activities:
Net income	$1,151	$1,020
Income from discontinued operations, net of tax	—	108
Income from continuing operations	1,151	912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	539	526
Restructuring expense, net of cash paid	18	73
Deferred income taxes	2	21
Income from equity method investments, net of dividends received	(18)	(15)
Loss on extinguishment of debt	—	73
Other, net	121	95
Changes in operating assets and liabilities:
Accounts receivable, net	(279)	(230)
Inventories	(410)	(193)
Accounts payable	214	74
Other, net	(238)	(18)
Pension contributions	(60)	(60)
Net cash provided by operating activities from continuing operations	1,040	1,258
Net cash provided by operating activities from discontinued operations	—	—
Net cash provided by operating activities	1,040	1,258
Cash flows from investing activities:
Capital expenditures	(591)	(614)
Proceeds from sale of property / investments	12	14
Net proceeds from divestiture of discontinued operations	—	52
Cost of business acquisitions, net of cash acquired	(40)	(15)
Cost of technology investments	(51)	(3)
Settlement of derivatives	(12)	(16)
Increase in restricted cash	—	(1)
Net cash used in investing activities from continuing operations	(682)	(583)
Net cash used in investing activities from discontinued operations	—	(4)
Net cash used in investing activities	(682)	(587)
Cash flows from financing activities:
Net repayments under other short-term debt agreements	(8)	(14)
Repayment of senior notes	—	(862)
Proceeds from issuance of senior notes, net of issuance costs	796	852
Escrow of proceeds from Powertrain Spin-off senior notes issuance	(796)	—
Contingent consideration and deferred acquisition purchase price payments	(24)	(4)
Dividend payments of consolidated affiliates to minority shareholders	(10)	(24)
Repurchase of ordinary shares	(383)	(530)
Distribution of cash dividends	(233)	(238)
Taxes withheld and paid on employees' restricted share awards	(33)	(40)
Net cash used in financing activities	(691)	(860)
Effect of exchange rate fluctuations on cash and cash equivalents	52	5
Decrease in cash and cash equivalents	(281)	(184)
Cash and cash equivalents at beginning of period	838	579
Cash and cash equivalents at end of period	$557	$395

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	%	2017	2016	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$2,317	$2,287	1%	$7,004	$6,916	1%
Powertrain Systems	1,205	1,077	12%	3,560	3,340	7%
Electronics and Safety	845	763	11%	2,484	2,208	13%
Eliminations and Other (a)	(34)	(36)		(105)	(116)
Net Sales	$4,333	$4,091		$12,943	$12,348

Adjusted Operating Income
Electrical/Electronic Architecture	$336	$317	6%	$998	$969	3%
Powertrain Systems	150	122	23%	472	381	24%
Electronics and Safety	80	95	(16)%	220	276	(20)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$566	$534		$1,690	$1,626

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	266.24	272.19	267.60	273.91
Dilutive shares related to RSUs	0.92	0.58	0.63	0.48
Weighted average ordinary shares outstanding, including dilutive shares	267.16	272.77	268.23	274.39
Basic net income per share:
Continuing operations	$1.48	$1.08	$4.11	$3.18
Discontinued operations	—	—	—	0.38
Basic net income per share attributable to Delphi	$1.48	$1.08	$4.11	$3.56
Diluted net income per share:
Continuing operations	$1.48	$1.07	$4.10	$3.18
Discontinued operations	—	—	—	0.38
Diluted net income per share attributable to Delphi	$1.48	$1.07	$4.10	$3.56

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating Income margin represents Operating Income as a percentage of Net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of Net sales.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Delphi	$395		$293		$1,099		$976
Interest expense	36		41		105		123
Other expense, net	9		69		29		73
Income tax expense	60		57		183		216
Equity income, net of tax	(7)		(10)		(25)		(23)
Income from discontinued operations, net of tax	—		—		—		(108)
Net income attributable to noncontrolling interest	18		13		52		44
Operating income	$511	11.8%	$463	11.3%	$1,443	11.1%	$1,301	10.5%
Restructuring	21		63		180		252
Separation costs	31		—		46		—
Other acquisition and portfolio project costs	2		7		11		50
Asset impairments	1		1		10		23
Adjusted operating income	$566	13.1%	$534	13.1%	$1,690	13.1%	$1,626	13.2%

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2017	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$317	$115	$79	$—	$511
Restructuring	17	4	—	—	21
Separation costs	—	31	—	—	31
Other acquisition and portfolio project costs	1	—	1	—	2
Asset impairments	1	—	—	—	1
Adjusted operating income	$336	$150	$80	$—	$566

Depreciation and amortization (a)	$107	$49	$27	$—	$183

Three Months Ended September 30, 2016	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income (loss)	$283	$98	$82	$—	$463
Restructuring	30	22	11	—	63
Other acquisition and portfolio project costs	4	2	1	—	7
Asset impairments	—	—	1	—	1
Adjusted operating income	$317	$122	$95	$—	$534

Depreciation and amortization (a)	$102	$47	$25	$—	$174

Nine Months Ended September 30, 2017	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$948	$335	$160	$—	$1,443
Restructuring	43	81	56	—	180
Separation costs	—	46	—	—	46
Other acquisition and portfolio project costs	6	2	3	—	11
Asset impairments	1	8	1	—	10
Adjusted operating income	$998	$472	$220	$—	$1,690

Depreciation and amortization (a)	$312	$151	$76	$—	$539

Nine Months Ended September 30, 2016	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$868	$194	$239	$—	$1,301
Restructuring	65	157	30	—	252
Other acquisition and portfolio project costs	36	8	6	—	50
Asset impairments	—	22	1	—	23
Adjusted operating income	$969	$381	$276	$—	$1,626

Depreciation and amortization (a)	$297	$163	$66	$—	$526

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net income attributable to Delphi	$395	$293	$1,099	$976
Income from discontinued operations attributable to Delphi, net of tax	—	—	—	(105)
Income from continuing operations attributable to Delphi	395	293	1,099	871
Adjusting items:
Restructuring	21	63	180	252
Separation costs	31	—	46	—
Other acquisition and portfolio project costs	2	7	11	50
Asset impairments	1	1	10	23
Debt extinguishment costs	—	73	—	73
Reserve for Unsecured Creditors litigation	—	—	10	—
Tax impact of adjusting items (a)	(7)	(28)	(28)	(48)
Adjusted net income attributable to Delphi	$443	$409	$1,328	$1,221

Weighted average number of diluted shares outstanding	267.16	272.77	268.23	274.39
Diluted net income per share from continuing operations attributable to Delphi	$1.48	$1.07	$4.10	$3.18
Adjusted net income per share	$1.66	$1.50	$4.95	$4.45

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company's core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the settlement of foreign currency derivatives in 2016 related to the 2015 acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of cash flow before financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$413	$306	$1,151	$912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	183	174	539	526
Restructuring expense, net of cash paid	(35)	(20)	18	73
Working capital	(159)	(147)	(475)	(349)
Pension contributions	(23)	(21)	(60)	(60)
Unsecured Creditors settlement	(310)	—	(310)	—
Other, net	82	123	177	156
Net cash provided by operating activities from continuing operations	151	415	1,040	1,258

Cash flows from investing activities:
Capital expenditures	(198)	(202)	(591)	(614)
Net proceeds from divestiture of discontinued operations	—	—	—	52
Cost of business acquisitions, net of cash acquired	—	—	(40)	(15)
Cost of technology investments	(26)	—	(51)	(3)
Settlement of derivatives	—	—	(12)	(16)
Other, net	5	5	12	13
Net cash used in investing activities from continuing operations	(219)	(197)	(682)	(583)

Adjusting items:
Adjustment for net proceeds from divestiture of discontinued operations	—	—	—	(52)
Adjustment for the cost of business acquisitions, net of cash acquired	—	—	40	15
Adjustment for settlement of derivatives related to business acquisition	—	—	—	15
Cash flow before financing	$(68)	$218	$398	$653

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company's financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2017 (1)

	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Delphi	$1,493
Interest expense	149
Other (income) expense, net	33
Income tax expense	256
Equity income, net of tax	(31)
Net income attributable to noncontrolling interest	73
Operating income	1,973	11.3%
Restructuring	242
Separation costs	74
Other acquisition and portfolio project costs	16
Asset impairments	10
Adjusted operating income	$2,315	13.3%

Adjusted Net Income per share
Net income attributable to Delphi	$1,493
Restructuring	242
Separation costs	74
Other acquisition and portfolio project costs	16
Asset impairments	10
Reserve for Unsecured Creditors litigation	10
Spin-Off financing costs	10
Tax impact of adjusting items	(45)
Adjusted net income attributable to Delphi	$1,810

Weighted average number of diluted shares outstanding	268.00
Diluted net income per share attributable to Delphi	$5.57
Adjusted net income per share	$6.75

(1) Prepared at the estimated mid-point of the Company's financial guidance range.

(2) Represents Operating Income and Adjusted Operating Income, respectively, as a percentage of estimated Net sales.

Investor Contact:
Elena Rosman
248.813.5091
elena.rosman@delphi.com

Media Contact:
Zach Peterson
248.561.3640
zachary.peterson@delphi.com